May 5, 2016
USD Partners LP Announces First Quarter 2016 Results
Houston, TX - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today its operating and financial results for the three months ended March 31, 2016. Highlights with respect to the first quarter of 2016 include the following:

•	Increased quarterly cash distribution to $0.3075 per unit ($1.23 per unit on an annualized basis)

•	Reported Adjusted EBITDA of $14.4 million and Distributable Cash Flow of $10.9 million, representing increases of 40% and 17% over the first quarter of 2015, respectively

•	Reported Net Income of $2.2 million

•	Ended quarter with approximately $167 million of available liquidity
“We are proud to deliver Adjusted EBITDA growth of 40% over the prior year and remain confident in our strategy of operating high quality infrastructure assets underpinned by contracted cash flows,” said Dan Borgen, the Partnership’s Chief Executive Officer.
“First quarter results include a full quarter contribution from our Casper terminal acquisition, which supported the Partnership’s fourth consecutive quarterly distribution increase and distribution coverage over 1.5x,” said Adam Altsuler, the Partnership’s Chief Financial Officer. “The Partnership continues to be well-capitalized with conservative leverage and remains well-positioned to grow the distribution by at least 10% in 2016.”
Terminalling Services Segment
For the first quarter of 2016, the Partnership’s Terminalling services segment generated Adjusted EBITDA of approximately $16.1 million and Net Income of approximately $6.4 million. The Partnership’s Terminalling services segment includes the Hardisty, Casper, San Antonio and West Colton terminals.
Hardisty Terminal
Substantially all of the capacity at the Partnership’s Hardisty terminal is contracted under multi-year, take-or-pay terminal services agreements that extend through mid-2019. All of the terminal services agreements have renewal options and are subject to inflation-based escalators. Approximately 83% of the Hardisty terminal’s utilization is contracted with subsidiaries of five investment grade companies that include major integrated oil companies, refiners and marketers.
The Partnership’s Adjusted EBITDA for the first quarter of 2016 includes a net adjustment of $0.8 million associated with deferred revenues. The adjustment includes cash receipts in excess of charges implied by actual throughput during the quarter, reduced by amounts related to the recognition of previously deferred revenue, as well as adjustments for corresponding pipeline fees payable to Gibson Energy, which are recognized as an expense concurrently with the recognition of revenue.

Adjusted EBITDA attributable to the Hardisty terminal was negatively impacted by the lower average value of the Canadian dollar relative to the U.S. dollar during the quarter as compared to the fourth quarter of 2015, which was partially offset by approximately $0.5 million received from the settlement of derivative contracts the Partnership put in place to reduce the impact of fluctuations in foreign exchange rates.
Casper Terminal
The Casper terminal, which the Partnership acquired in November 2015, commenced operations in September 2014 and is supported by multi-year, take-or-pay agreements with primarily investment grade refiner customers. The initial terms of the agreements vary from three to five years, with extension or renewal options for one to three additional years.
Adjusted EBITDA attributable to the Casper terminal for the first quarter of 2016 was approximately $6.3 million, which included approximately $0.2 million of one-time charges for repairs and maintenance, materials and supplies, and training expenses associated with the Partnership’s integration of the terminal.
San Antonio and West Colton Terminals
Average throughput for the first quarter of 2016 was approximately 10,000 barrels per day at the Partnership’s San Antonio terminal and approximately 5,600 barrels per day at the Partnership’s West Colton terminal. These amounts represent a decrease of approximately 6% and an increase of approximately 4%, respectively, relative to the prior quarter.
The Partnership’s San Antonio and West Colton terminals operate under traditional fee-for-service arrangements that provide fixed fees per gallon of ethanol transloaded at each terminal.
Fleet Services Segment
During the first quarter of 2016, the Partnership’s Fleet services segment generated Adjusted EBITDA of approximately $0.5 million and Net Income of approximately $0.5 million.
The Partnership’s Fleet services segment provides customers with railcars and fleet services related to the transportation of liquid hydrocarbons and biofuels by rail under multi-year, take-or-pay contracts for periods ranging from five to nine years. Fleet services customers typically pay monthly fees per railcar which include a component for railcar use and a component for fleet services.
Corporate Activities
Corporate activities include corporate and financing activities which are not allocated to the Partnership’s established reporting segments. During the first quarter, the Partnership incurred approximately $0.4 million of one-time administrative and legal expenses associated with the acquisition of the Casper terminal.
The Partnership’s sponsor charges the Partnership a fixed annual fee for the management and operation of the Partnership’s assets and for the provision of various centralized administrative services, plus allocates general and administrative expenses incurred by them on the Partnership’s behalf. In 2016, the fixed ann ual fee increased by approximately $0.7 million to approximately $3.2 million, primarily as a result of hiring new employees dedicated to Partnership activities.
Capitalization and Liquidity
As of March 31, 2016, the Partnership had total available liquidity of $167.3 million, including $8.6 million of unrestricted cash and cash equivalents and undrawn borrowing capacity of $158.7 million on its $400.0 million senior secured credit facility, subject to continued compliance with financial covenants. The Partnership had $241.3 million of total debt outstanding as of March 31, 2016.
The Partnership is in compliance with its financial covenants and has no maturities under its senior secured credit facility until July 2019.
As of March 31, 2016, the Partnership had outstanding 14.2 million common units, 8.4 million subordinated units, 138,750 Class A units, 461,136 general partner units and 854,228 phantom units associated with its long-term incentive program.
First Quarter 2016 Distribution
On April 28, 2016, the Partnership announced a $0.3075 per unit quarterly cash distribution with respect to the first quarter of 2016, or $1.23 per unit on an annualized basis. The distribution represents an increase of $0.0075 per unit over the prior quarter and will be paid on May 13, 2016, to unitholders of record as of the close of business on May 9, 2016.
First Quarter 2016 Conference Call Information
The Partnership will host a conference call and webcast regarding first quarter 2016 results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Friday, May 6, 2016.
To listen live over the Internet, participants are advised to log on to the Partnership’s website at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 domestically or +1 (339) 368-5209 internationally, conference ID 97645748. Participants are advised to dial in at least five minutes prior to the call.
An audio replay of the conference call will be available for thirty days by dialing (800) 585-8367 domestically or +1 (404) 537-3406 internationally, conference ID 97645748. In addition, a replay of the audio webcast will be available by accessing the Partnership's website after the call is concluded.
About USD Partners LP
The Partnership is a fee-based, growth-oriented master limited partnership formed by US Development Group LLC to acquire, develop and operate energy-related logistics assets, including rail terminals and other high-quality and complementary midstream infrastructure. The Partnership generates substantially all of its operating cash flow from multi-year, take-or-pay contracts for crude oil terminalling services. The Partnership’s assets consist primarily of: (i) a crude oil origination terminal in Hardisty, Alberta, Canada, with capacity to load up to two 120-railcar unit trains per day, (ii) a crude oil terminal in Casper, Wyoming, with unit train-capable railcar loading capacity in excess of 100,000 barrels per day and six customer-dedicated storage tanks with 900,000 barrels of total capacity and (iii) two unit train-capable ethanol destination rail terminals in San Antonio, Texas, and West Colton, California. In addition, the Partnership provides railcar services through the management of a railcar fleet that is committed to customers on a long-term basis.
Non-GAAP Financial Measures
The Partnership defines Adjusted EBITDA as net income before depreciation and amortization, interest and other income, interest and other expense, unrealized gains and losses associated with derivative instruments, foreign currency transaction gains and losses, income taxes, non-cash expense related to equity compensation programs, discontinued operations, adjustments related to deferred revenue associated with minimum monthly commitment fees and other items which management does not believe reflect the underlying performance of the business. Adjusted EBITDA is a non-GAAP, supplemental financial measure used by management and by external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the Partnership’s operating performance as compared to those of other companies in the midstream sector, without regard to financing methods, historical cost basis or capital structure;

•	the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to its partners;

•	the Partnership’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the Partnership’s ability to generate incremental cash flows from these opportunities.
The Partnership’s management believes that the presentation of Adjusted EBITDA provides information useful to investors in assessing the Partnership’s financial condition and results of operations. The Partnership’s management further believes that the presentation of Adjusted EBITDA enhances investors’ understanding of the Partnership’s ability to generate cash for payment of distributions and other purposes. The GAAP measures most directly comparable to Adjusted EBITDA are Net Income and Cash Flows from Operating Activities. Adjusted EBITDA should not be considered an alternative to Net Income, Cash Flows from Operating Activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect Net Income, and these measures may vary among other companies. As a result, Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Contact:
Adam Altsuler
Vice President, Chief Financial Officer
(281) 291-3995
aaltsuler@usdg.com

Ashley Means
Director, Finance & Investor Relations
(281) 291-3965
ameans@usdg.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements related to the Partnership’s ability to deliver on previously issued distribution guidance; the Partnership’s liquidity; and the Partnership’s ability to execute on its plans. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in the Partnership’s subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

USD Partners LP
Consolidated Statements of Operations
For the Three Months Ended March 31, 2016 and 2015
(unaudited)

	For the Three Months Ended
	March 31,
	2016	2015
	(in thousands)
Revenues
Terminalling services	$22,023	$8,387
Terminalling services — related party	1,650	—
Railroad incentives	15	9
Fleet leases	643	1,878
Fleet leases — related party	890	1,210
Fleet services	69	156
Fleet services — related party	684	872
Freight and other reimbursables	383	956
Freight and other reimbursables — related party	—	40
Total revenues	26,357	13,508
Operating costs
Subcontracted rail services	2,043	2,227
Pipeline fees	4,714	1,943
Fleet leases	1,533	3,088
Freight and other reimbursables	383	996
Selling, general and administrative	3,764	2,217
Selling, general and administrative — related party	1,492	1,179
Depreciation and amortization	4,905	1,093
Total operating costs	18,834	12,743
Operating income	7,523	765
Interest expense	2,183	992
Loss (gain) associated with derivative contracts	1,523	(1,949)
Foreign currency transaction gain	(130)	(341)
Income before provision for income taxes	3,947	2,063
Provision for income taxes	1,797	22
Net income	$2,150	$2,041

USD Partners LP
Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
	2016	2015
ASSETS	(in thousands)
Current assets
Cash and cash equivalents	$8,592	$10,500
Restricted cash	7,529	4,640
Accounts receivable, net	4,494	4,333
Accounts receivable — related party	190	1,889
Prepaid expenses	9,762	10,191
Other current assets	2,761	3,908
Total current assets	33,328	35,461
Property and equipment, net	135,888	133,010
Intangible assets, net	121,374	124,581
Goodwill	33,970	33,970
Other non-current assets	1,001	1,376
Total assets	$325,561	$328,398

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$3,387	$4,092
Accounts payable and accrued expenses — related party	191	232
Deferred revenue, current portion	24,773	22,158
Deferred revenue, current portion — related party	5,740	5,485
Other current liabilities	3,211	2,914
Total current liabilities	37,302	34,881
Long-term debt, net	238,377	239,444
Deferred revenue, net of current portion	1,613	2,022
Deferred revenue, net of current portion — related party	1,222	1,542
Deferred income tax liability	752	749
Total liabilities	279,266	278,638
Commitments and contingencies
Partners’ capital
Common units	120,921	141,374
Class A units	1,124	1,749
Subordinated units	(76,528)	(93,445)
General partner units	122	220
Accumulated other comprehensive income (loss)	656	(138)
Total partners' capital	46,295	49,760
Total liabilities and partners' capital	$325,561	$328,398

USD Partners LP
GAAP to Non-GAAP Reconciliations
For the Three Months Ended March 31, 2016 and 2015
(unaudited)

	For the Three Months Ended
	March 31,
	2016	2015
	(in thousands)

Net cash flows from operating activities	$9,224	$5,504
Add (deduct):
Depreciation and amortization	(4,905)	(1,093)
Gain (loss) associated with derivative instruments	(1,523)	1,949
Settlement of derivative contracts (1)	(490)	(894)
Amortization of deferred financing costs	(215)	(159)
Unit based compensation expense	(728)	(727)
Deferred income taxes	46	—
Changes in accounts receivable and other assets	(1,965)	7,094
Changes in accounts payable and accrued expenses	825	1,038
Changes in deferred revenue and other liabilities	(545)	(9,511)
Change in restricted cash	2,426	(1,160)
Net income	2,150	2,041
Add (deduct):
Interest expense	2,183	992
Depreciation and amortization	4,905	1,093
Provision for income taxes	1,797	22
EBITDA	11,035	4,148
Add (deduct):
Loss (gain) associated with derivative instruments	1,523	(1,949)
Settlement of derivative contracts (1)	490	894
Unit based compensation expense	728	727
Foreign currency transaction gain (2)	(130)	(341)
Deferred revenue associated with minimum monthly commitment fees (3)	763	6,830
Adjusted EBITDA	14,409	10,309
Add (deduct):
Cash paid for income taxes	(1,710)	(15)
Cash paid for interest	(1,807)	(1,014)
Maintenance capital expenditures	—	—
Distributable cash flow	$10,892	$9,280

(1)
The amounts presented represent the gross proceeds received at the time the derivative contracts were settled and do not consider the amounts paid in connection with the initial purchase of the derivative contracts. The Partnership purchased the derivative contracts for $283 thousand and $79 thousand with respect to the contracts settled in the three months ended March 31, 2016 and 2015, respectively.

(2)	Represents foreign exchange transaction gains and losses associated with activities between the Partnership's U.S. and Canadian subsidiaries.
(3)
Represents deferred revenue associated with minimum monthly commitment fees in excess of throughput utilized, which fees are not refundable to the Partnership's customers. Amounts presented are net of: (a) the corresponding prepaid Gibson pipeline fee that will be recognized as expense concurrently with the recognition of revenue; (b) revenue recognized in the current period that was previously deferred; and (c) expense recognized for previously prepaid Gibson pipeline fees, which correspond with the revenue recognized that was previously deferred.

USD Partners LP
Segment Reconciliations
For the Three Months Ended March 31, 2016 and 2015
(unaudited)

	For the Three Months Ended
	March 31
	2016	2015
	(in thousands)
Adjusted EBITDA
Terminalling services	$16,135	$10,656
Fleet services	504	769
Corporate activities (1)	(2,230)	(1,116)
Total Adjusted EBITDA	14,409	10,309
Add (deduct):
Interest expense	(2,183)	(992)
Depreciation and amortization	(4,905)	(1,093)
Provision for income taxes	(1,797)	(22)
Gain (loss) associated with derivative instruments	(1,523)	1,949
Settlement of derivative contracts (2)	(490)	(894)
Unit based compensation expense	(728)	(727)
Foreign currency transaction gain (3)	130	341
Deferred revenue associated with minimum monthly commitment fees (4)	(763)	(6,830)
Net income	$2,150	$2,041

	For the Three Months Ended
	March 31
Terminalling Services Segment	2016	2015
	(in thousands)

Adjusted EBITDA	$16,135	$10,656
Interest expense	(330)	(602)
Depreciation and amortization	(4,905)	(1,093)
Provision for income taxes	(1,783)	(7)
Gain (loss) associated with derivative instruments	(1,523)	1,949
Settlement of derivative contracts (2)	(490)	(894)
Foreign currency transaction gain (loss) (3)	80	(46)
Deferred revenue associated with minimum monthly commitment fees (4)	(763)	(6,830)
Net income	$6,421	$3,133

	For the Three Months Ended
	March 31
Fleet Services Segment	2016	2015
	(in thousands)

Adjusted EBITDA	$504	$769
Provision for income taxes	(14)	(15)
Foreign currency transaction gain (loss) (3)	50	(23)
Net income	$540	$731

(1)	Corporate activities represent corporate and financing activities that are not allocated to the established reporting segments.
(2)
The amounts presented represent the gross proceeds received at the time the derivative contracts were settled and do not consider the amounts paid in connection with the initial purchase of the derivative contracts. The Partnership purchased the derivative contracts for $283 thousand and $79 thousand with respect to the contracts settled in the three months ended March 31, 2016 and 2015, respectively.

(3)	Represents foreign exchange transaction gains and losses associated with activities between the Partnership's U.S. and Canadian subsidiaries.
(4)
Represents deferred revenue associated with minimum monthly commitment fees in excess of throughput utilized, which fees are not refundable to the Partnership's customers. Amounts presented are net of: (a) the corresponding prepaid Gibson pipeline fee that will be recognized as expense concurrently with the recognition of revenue; (b) revenue recognized in the current period that was previously deferred; and (c) expense recognized for previously prepaid Gibson pipeline fees, which correspond with the revenue recognized that was previously deferred.